UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2013

ALON USA PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35742 (Commission File Number)	46-0810241 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Non-Management Director Executive Sessions

The New York Stock Exchange listing standards require the non-management directors of Alon USA Partners GP, LLC, the general partner of Alon USA Partners, LP (the “Partnership”) to meet at regularly scheduled executive sessions without management. These non-management directors met one time in such an executive session in 2012. Mr. Eitan Raff presided over the executive session.

Communication with Directors

Any unitholder or other interested party who wishes to communicate directly with the Board of Directors of Alon USA Partners GP, LLC (the “Board”), or any committee thereof, or any member or group of members of the Board or any committee thereof, may do so by writing to the Board or the applicable committee thereof (or one or more named individuals) in care of the Secretary of Alon USA Partners GP, LLC, 12700 Park Central Dr., Suite 1600, Dallas, Texas 75251. All communications received will be collected by the Secretary of Alon USA Partners GP, LLC, and forwarded to the appropriate director or directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP
		By:	Alon USA Partners GP, LLC
its general partner

Date:	October 28, 2013	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer